Exhibit 99
PRESS RELEASE Contact: Michael Senken
Phone: (678) 384-6740
MIMEDX GROUP ANNOUNCES FIRST QUARTER RESULTS

Marietta, GA, April 27, 2010 (PR Newswire) — MiMedx Group, Inc. (OTCBB:MDXG.OB) announced today its financial results for the first quarter ended March 31, 2010.
The Company recorded its first significant revenues during the quarter ended March 31, 2010. First quarter of 2010 revenues were $114,900, compared to no revenues reported for the first quarter of 2009. The Company reported a net loss from operations of $2.6M, which represents an 11% improvement as compared to the same period in 2009. This improvement also includes an incremental investment of $273,009 for sales & marketing expense related to building the Company’s global sales distribution network and extensive sales training program. The net loss for the first quarter of 2010 was $3.1M, or $.06 per diluted common share, which includes a non-cash interest expense charge of $499,610 for the unamortized discount on the conversion of the 3% Convertible Senior Secured Notes into common stock as of March 31, 2010. In 2009, the net loss was $2.9M for the first quarter, or $0.07 per diluted common share. Earnings before interest, taxes, depreciation and amortization (EBITDA)* were a loss of $2.3M for the first quarter of 2010, compared to a loss of $2.6M reported in the first quarter of 2009. Total long term debt decreased $3.0M as compared to December 31, 2009, as a result of the aforementioned conversion of notes payable to common stock. Stockholder’s equity as of March 31, 2010, was $7.4M as compared to $6.1M as of December 31, 2010.
The Company’s first quarter revenues and net loss were in line with expectations and the Company’s business plan. The results included the impact of production ramp-up and product launch costs for the HydroFix™ Vaso Shield and Spine Shield products, as well as planned investments in animal studies that were undertaken to facilitate FDA clearance of several new products. During the quarter, the Company also closed its Tampa-based administrative offices and consolidated all accounting and investor relations functions into its Marietta, Georgia headquarters.

Parker H. “Pete” Petit, Chairman and CEO, stated, “We are pleased with our first quarter results, especially in the development of our first significant revenues in the United States and internationally.
During the quarter, we initiated the “soft launch” of our HydroFix™ Vaso Shield in the United States and our HydroFix™ Spine Shield internationally. Both products contributed to our first quarter revenues.
We were also pleased with the progress we made during the quarter in reducing our manufacturing costs. We successfully implemented reductions in the costs of manufacturing our HydroFix™ Vaso Shield and Spine Shield, and also made good progress in our preproduction environment by reducing costs for our collagen fiber. Since both of these products are expected to have high gross profit margins as sales develop, we are optimistic about the positive profit impact these cost reductions will have in future periods.”
The Company also reported its progress in signing contractual agreements with numerous sales representative organizations in the United States and in identifying a number of foreign distributors that have a high level of interest in marketing the Company’s products. William C. “Bill” Taylor, President and COO said, “We have been able to attract quality rep groups in the U. S. because they see the opportunity with our currently available HydroFix™ products and our soon to be available CollaFix™ products that are manufactured from our collagen fibers. In the international market, the distributors are enthusiastic about our HydroFix™ Spine Shield product line.”
The Company further reported that it has offered holders of certain of its warrants to convert their warrants into common stock, on or before May 1, 2010, at a discounted cash exercise price. Petit added, “At this time, our expectations are that we will raise approximately $4 million through this offer.”
“We are encouraged relative to the progress of our business, and we believe we are off to a good start in 2010. We look forward to communicating our results throughout the year,” concluded Petit.
MiMedx management will host a live broadcast of its first quarter conference call on April 27, 2010, beginning at 10:30 a.m. Eastern Time. A listen-only simulcast of the MiMedx Group conference call will be available online at the Company’s website at www.mimedx.com or at www.earnings.com. A 30-day online replay will be available approximately one hour following the conclusion of the live broadcast. The replay can also be found on the Company’s website at www.mimedx.com or at www.earnings.com.

*	Earnings before interest, depreciation and amortization is a non-GAAP financial measure and should not be considered a replacement for GAAP results. For a reconciliation of this non-GAAP financial measure to the most directly comparable financial measure, see accompanying table to this release.

About MiMedx Group, Inc.
MiMedx Group, Inc. is an integrated developer, manufacturer and marketer of patent protected biomaterial-based products and is in the process of transitioning from a development-focused concern to an operating company focused on sales growth and profitability. The Company’s assets include intellectual property protecting its CollaFix™ collagen-based technology for augmentation of soft and connective tissue diseases and trauma and intellectual property protecting HydroFix™, a novel durable hydrogel technology. The Company has received FDA clearance for HydroFix™ Vaso Shield, which is indicated for use as a cover for vessels following anterior spinal surgery, and European clearance (CE Mark) for its HydroFix™ Spine Shield, which is indicated for use as an adhesion barrier for anterior spinal surgery. More information about MiMedx Group can be found at www.mimedx.com.
Safe Harbor Statement
This press release includes statements that look forward in time or that express management’s beliefs, expectations or hopes. Such statements are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the expected gross profit margins on the Company’s products and the positive impact of cost reductions in future periods, the interest level of foreign distributors in the Company’s products, the timing of the availability of the Company’s CollaFix™ products, the amount of money that will be raised from the discount offer to certain warrant holders, and that first quarter activities and results are indicative of future performance. These statements are based on current information and belief, and are not guarantees of future performance. Among the risks and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements include that the Company currently requires additional capital to survive and achieve its goals, which may be difficult or impossible to obtain through the discount offer to certain warrant holders or otherwise, that the Company may not receive requisite regulatory clearances and/or approvals to be able to market a full range of products or that such clearances or approvals may be delayed, that cost reductions may not be sustained or be sufficient to enable the Company to achieve profitability, that the Company may not be able to establish an effective distribution system for its products in the U.S. or abroad, that the Company’s products may not gain the anticipated acceptance in the marketplace or that acceptance may be delayed, and the risk factors detailed from time to time in the Company’s periodic Securities and Exchange Commission filings, including, without limitation, its 10-K filing for the fiscal year ended December 31, 2009. By making these forward-looking statements, MiMedx Group does not undertake to update them in any manner except as may be required by the Company’s disclosure obligations in filings it makes with the Securities and Exchange Commission under the federal securities laws.

MIMEDX GROUP, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

			Period from
			Inception
	Three Months Ended		(November 22, 2006)
	March 31,		through
	2010	2009	March 31, 2010
REVENUES:
Net Sales	$114,855	$—	$114,855

OPERATING COSTS AND EXPENSES:
Cost of products sold	379,588	—	379,588
Research and development expenses	572,404	957,084	9,312,239
Acquired in-process research and development	—	—	7,177,000
Selling, General & Administrative expenses	1,711,157	1,915,594	22,355,164
(Gain)/loss on sale of assets	—	—	(275,428)

LOSS FROM OPERATIONS	(2,548,294)	(2,872,678)	(38,833,708)

OTHER INCOME (EXPENSE), net
Financing expense associated with issuance of common stock for registration rights waivers	—	—	(1,305,100)
Financing expense associated with warrants issued in connection with convertible promissory note	(568,636)	—	(1,544,469)
Net interest (expense) income, net	(25,155)	694	345,215
Change in fair value of investment, related party	—	—	(41,775)

LOSS BEFORE INCOME TAXES	(3,142,085)	(2,871,984)	(41,379,837)
Income taxes	—	—	—

NET LOSS	(3,142,085)	(2,871,984)	(41,379,837)

Accretion of redeemable common stock and common stock with registration rights to fair value	—	—	(2,158,823)

Loss attributable to common shareholders	$(3,142,085)	$(2,871,984)	$(43,538,660)

Net loss per common share
Basic and diluted	$(0.06)	$(0.07)

Shares used in computing net loss per common share
Basic and diluted	51,227,540	38,549,350

See notes to condensed consolidated financial statements

MIMEDX GROUP, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31.
	2010	2009
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,627,505	$2,653,537
Trade Accounts Receivable	115,655
Inventory	68,276	30,920
Prepaid expenses and other current assets	171,854	121,277

Total current assets	1,983,290	2,805,734

Property and equipment, net of accumulated depreciation of $1,059,438 (March) and $948,445 (December)	954,260	1,049,597
Goodwill	857,597	857,597
Intangible assets, net of accumulated amortization of $1,631,657 (March) and $1,464,674 (December)	4,430,343	4,597,326
Deferred financing costs	—	192,627
Deposits and Other Long Term Receivables	111,180	189,202

Total assets	$8,336,670	$9,692,083

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:

Accounts payable and accrued expenses	$928,050	$629,349

Total current liabilities	928,050	629,349

Long term convertible debt, face value $3,472,000, less unamortized discount of $550,748 and including accrued interest of $69,604 (December)	—	2,990,856

Total liabilities	928,050	3,620,205

Commitments and contingency (Notes 4 and 8)	—	—

Stockholders’ equity:
Preferred stock; $.001 par value; 5,000,000 shares authorized and 0 (March and December) shares issued and outstanding	—	—
Common stock; $.001 par value; 100,000,000 shares authorized and 58,500,083 (March) and 50,002,887 (December) shares issued and outstanding	58,550	50,003
Additional paid-in capital	50,924,762	46,454,482
Treasury stock (50,000 shares at cost)	(25,000)	(25,000)
Deficit accumulated during the development stage	(43,549,692)	(40,407,607)

Total stockholders’ equity	7,408,620	6,071,878

Total liabilities and stockholders’ equity	$8,336,670	$9,692,083

See notes to condensed consolidated financial statements

MIMEDX GROUP, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
Non-GAAP Financial Measures and Reconciliation
As used herein, “GAAP” refers to generally accepted accounting principles in the United States. We use various numerical measures in conference calls, investor meetings and other forums which are or may be considered “Non-GAAP financial Measures” under Regulation G. We have Provided below for your reference supplemental financial disclosure for these measures, including the most directly comparable GAAP measure and an associated reconciliation.
Reconciliation of Net Loss to Earnings before Interest, Depreciation & Amortization (EBITDA)

	Three Months Ended
	March 31,
	2010	2009

Net Loss (Per GAAP)	$(3,142,085)	$(2,871,984)

Add back:
Income Taxes	—	—

Financing expense assoc. with warrants issued in connection with convertible promissory note	(568,636)	—

Net interest (exp)/inc., net	(25,155)	(694)

Depreciation Expense	110,992	111,820
Amortization Expense	166,983	166,704

EBITDA	$(2,270,319)	$(2,594,154)